UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2018 (July 23, 2018)

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 23, 2018, each of Robert Stabile, Stefano Giorgi and Quirino Mancini resigned as members of the board of directors (the “Board”) of Newgioco Group, Inc. (the “Company”). In addition, Messrs. Stabile and Mancini also resigned as members of the Board’s Audit Committee. None of the resignations of Messrs. Stabile, Giorgi and Mancini were the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective as of July 23, 2018, the Board appointed each of Russ McMeekin, Harold M. Wolkin and William Rutsey to serve as members of the Board to fill the vacancies created by the resignations of Messrs. Stabile, Giorgi and Mancini. In addition, the Board appointed each of Messrs. McMeekin, Wolkin and Rutsey as members of the Audit Committee and the newly formed Compensation Committee and Corporate Governance and Nominating Committee (collectively, the “Committees”). Furthermore, Mr. Wolkin was appointed as Chairman of the Audit Committee, Mr. McMeekin was appointed as Chairman of the Compensation Committee and Mr. Rutsey was appointed as Chairman of the Corporate Governance and Nominating Committee.

Each of Messrs. McMeekin, Wolkin and Rutsey is deemed an “independent“ director as such term is defined by the rules of The Nasdaq Stock Market LLC. There are no family relationships between any of Messrs. McMeekin, Wolkin and Rutsey and any of our other officers and directors. In May 2018, the Company issued Mr. Wolkin a 10% debenture (the “Debenture”) in the principal amount of CAD $200,000 (or approximately $154,245 based upon the exchange rate on May 31, 2018). As of July 23, 2018, the entire principal amount of the Debenture together with accrued interest thereon remains outstanding. Except for the Debenture, there are no related party transactions involving any of Messrs. McMeekin, Wolkin and Rutsey that are reportable under Item 404(a) of Regulation S-K.

Set forth below is the biographical information of each newly appointed director, as required by Item 401 of Regulation S-K.

Russ McMeekin

Russ McMeekin, 53, has over 25 years of professional experience in gaming, technology and executive management. Since May 2017, he has served as the Chief Executive Officer, President and co-founder of Universal mCloud (TSXV: MCLD), and from June 2009 until September 2012, he served as the Chief Executive Officer of SCI Energy. From October 2015 until June 2016, Mr. McMeekin served as Executive Chairman of Yokogawa Venture Group following the acquisition of Industrial Knowledge by Yokogawa Electric Corp., an industrial technology company listed on the Tokyo Stock Exchange. From July 2002 until November 2008, Mr. McMeekin served as President, Chief Executive Officer and a member of the Board of Progressive Gaming International, an integrated gaming management systems provider who pioneered the use of embedded radio-frequency identification, also known as RFID, in poker chips and advanced sports betting systems included mobile gaming for the casino gaming industry worldwide. From July 2002 until November 2008, Mr. McMeekin served as a member of the board of the American Gaming Association and the Canadian Gaming Association. From July 1992 until October 2002, Mr. McMeekin served in various capacities at Honeywell International (“Honeywell”) including President of Advanced Software and Internet Business. As Group President at Honeywell, he also led the formation of Venture Initiatives to form Myplant (serving the industrial community), a joint venture with Microsoft Inc, Myfacilities (serving the commercial building industry) and MyAircraft a venture with Honeywell, I2 and BF Goodrich. While at Honeywell, Mr. McMeekin served as President and General Manager of Honeywell’s Hi-Spec Software Solutions business unit, the advanced software technology and optimization division of Honeywell. He also served in Singapore, leading the Asia Pacific Advanced Software group. Mr. McMeekin received a Diplomat from Sault College in Engineering Technology and continued his studies in engineering at the University of Waterloo. He completed the Executive Business Program sponsored by Honeywell at the Harvard Business School and also completed the Stanford School of Law, Executive Director Program with a focus on public company corporate governance. He started his career at a University of Western Ontario Computer Aided Design Venture which was acquired by Honeywell in 1992. We believe that Mr. McMeekin is qualified to serve as a member of our Board because of his experience in areas such as mergers and acquisitions, initial public offerings, joint ventures, corporate governance, financial reporting, long term budgetary oversight as well as both financial and business strategy.

Harold M. Wolkin

Harold M. Wolkin, 66, is an executive, investment banker and financial analyst with over 30 years of business success. From August 2009 until January 2011, Mr. Wolkin served as Executive Vice President, Head of Investment Banking of Dundee Capital Markets, and from July 2008 until August 2009, he served as Founder, Vice Chairman, Head of Investment Banking of Sandfire Securities, Inc. From October 1992 until January 2008, Mr. Wolkin served as Managing Director, Diversified Industries, Investment and Corporate Banking of BMO Capital Markets ("BMO"), and from October 1992 until January 2008, he served as Vice President and Director, Equity Research Analyst of BMO and BMO Financial Group. In addition to the foregoing, Mr. Wolkin has held a variety of roles with Canada Trust Corporation, Royal Trust Corporation and Crown Life Insurance Company from 1976 until 1992 including Assistant Portfolio Manager, Equity Research Analyst and Senior Economist. Since retiring in 2011, Mr. Wolkin has served as a member of boards of directors and committees of various companies, including public, private and non-for-profit companies. Specifically, he has served as a director and chairman of the audit committee of Baylin Technologies (TSX: BYL) since November 2013 and was appointed as vice chair of the board in August 2017; director and chairman of the audit committee of Cipher Pharmaceuticals (TSX: CPH) since September 2016; and director and a member of the audit committee of Diamond Estates Wine & Spirits (TSX: DWS) (“Diamond”) since September 2013 and chairman of the governance and compensation committee of Diamond since November 2017. In addition, Mr. Wolkin served as a member of the board of Global Financial Group from November 2014 to September 2017, Ceres Global Ag from August 2014 until May 2016, White Knight Acquisition Corp. III from August 2014 until May 2016, Canterra Seeds from August 2014 to May 2016 and Plymouth Realty Corp. from August 2013 until June 2015. Since June 2014, Mr. Wolkin has served as a member of the advisory committee of Vantage Funds, and since June 2001 he has served as a member of the board of the Miles Nadal Jewish Community Centre where he was previously appointed as the president. Since May 2013, Mr. Wolkin has also served as a member of the advisory committee for the Masters in Financial Economics, at the University of Toronto. Mr. Wolkin is a Chartered Financial Analyst ("CFA") in Ontario, Canada. He received a Master of Arts in economics from the University of Toronto and a Bachelor of Arts in economics from York University. He also holds a number of professional affiliations including, among several others, a Graduate of the Institute of Corporate Directors Program, Rotman School of Management; Former President, Toronto CFA Society and a Lifetime Member, Toronto Association of Basketball Officials. We believe that Mr. Wolkin is qualified to serve as a member of our Board because of his expertise as a CFA as well as his experience with both public companies and early stage companies.

William Rutsey

William Rutsey, 71, has had a highly accomplished career as a senior executive and an advisor to the public and private sectors in the gaming, sports and entertainment and real estate fields, culminating in his positions as Chief Executive Officer in the gaming industry in Nevada, Ontario and nationally in Canada. Since June 2017, Mr. Rutsey has acted as an advisor to the Canadian Gaming Association (the “CGA”). From March 2005 until June 2017, Mr. Rutsey served as Chief Executive Officer of CGA where he was a national advocate for the gaming entertainment industry, responsible for positioning the association to address regulatory, political and educational issues in the industry, including being a regular commentator on gaming issues in media and before the government. In March 2006 he co-founded Canada’s pre-eminent annual gaming industry convocation, the Canadian Gaming Summit and served as its Chairman from March 2006 until June 2017. Mr. Rutsey also served as co-publisher of Canada’s premier gaming industry magazine, Canadian Gaming Business, from January 2006 until June 2017. As Chief Executive Officer of RPC Gaming Inc. from November 1994 until March 2001 and Chief Executive Officer of Multigames International Inc from April 2001 until December 2007, Mr. Rutsey developed and managed gaming businesses in Ontario, Las Vegas and internationally, including a chain of sports bars in Las Vegas, and has been licensed by gaming regulators in Nevada and Ontario. As founder and practice leader of the Coopers and Lybrand (now PricewaterhouseCoopers) Gaming Consulting Practice from September 1987 until November 1994, he advised numerous private and public-sector clients, including the Ontario government, authoring the Ontario Casino Market and Economic Impact Study – the blueprint for the Ontario casino gaming industry. He also previously advised professional sports organizations on the design and development of new stadium and arena facilities and various levels of government on public infrastructure projects. We believe that Mr. Rutsey is qualified to serve as a member of our Board because of his more than 25 years of experience in the gaming industry including his assistance in the creation of gaming policy and casino development in Nevada, Ontario, Nova Scotia and New Brunswick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Michele Ciavarella
Chief Executive Officer